EXHIBIT 32
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of the BFA Liquidation Trust (the "TRUST"), that, to his knowledge:

     (a)    the  Quarterly  Report  on Form  10-Q of the  Trust  for the  fiscal quarter  ended  June 30,  2004 as  filed  with  the  Securities  and
            Exchange Commission (the "REPORT"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: August 12, 2004               By:    /s/ Clifton R. Jessup, Jr.
                                           -------------------------------------
                                    Name:  Clifton R. Jessup, Jr.
                                    Title: Liquidating Trustee

Date: August 12, 2004               By:    /s/ Mark A. Roberts
                                           -------------------------------------
                                    Name:  Mark A. Roberts
                                    Title: Assistant to the Liquidating Trustee

This certification is not deemed to be "filed" for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.


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